EXHIBIT 10.18

Date: August 13, 2001
Amount:  $750,000
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     PROMISSORY NOTE

     _______________

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE
BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE
OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF
THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE
SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY
SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR
TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

     _______________

     Ultimate Sports Entertainment, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Maker"), for value received, hereby promises to pay to The Orbiter Fund
Ltd., Kaya Flamboyan 9, Curacao, Netherlands Antilles (the "Lender"), the
principal sum of seven hundred fifty thousand dollars ($750,000), with interest at the rate of 12% per annum,  in such lawful money of the United
States of America as at the time of payment shall be legal tender for the payment of public and private debts, in three equal payments of $50,000 each due on or before December 1, 2001, March 1, 2002, June 1, 2002, respectively, and the balance of principal and interest on or before August 31, 2002.

     This Note is subject to the terms and conditions of the Loan
Restructuring Agreement of even date herewith and any inconsistencies between this Note and the Loan Restructuring Agreement shall be governed by the Loan
Restructuring Agreement.

     This Note may be prepaid, in whole or in part, without penalty, at any time.

     If at any time prior to the maturity date of this Note the Maker shall raise equity funding in excess of $300,000, but less than $500,000, though the sale of its common stock, then the Maker shall pay to the Lender 25% of the gross cash proceeds of such funding.  If at any time prior to the maturity date of this Note the Maker shall raise equity funding in excess of $500,000 though the sale of its common stock, then the Maker shall pay to the Lender
50% of the gross cash proceeds of such funding.

     If the Maker shall fail to make any of the payments on or before the due dates therefor, then, in every such case, the Lender may declare this Note in default by a notice in writing to the Maker of such default.  If the default is not cured within thirty days following the giving of the notice of declaration of default, the Maker shall cure such default by issuing to the
Lender 1,000,000 shares of its common stock, which shares shall be included as
Registerable Securities under the Loan Restructuring Agreement.  By its receipt of such shares, the Lender shall waive any future default and the balance of the unpaid principal and interest shall be due and payable upon the maturity date of this Note.

     IN WITNESS WHEREOF, the Maker has executed this Note the day and year first above written.

       Ultimate Sports Entertainment, Inc.

By /s/ Frederick R. Licht________________
       Frederick R. Licht, President